Exhibit 99.1

Contact:	George Lewis, 610-774-5997
PPL Corporation
Two N. Ninth St.
Allentown, PA 18101

PPL reapplies for Holtwood hydroelectric plant expansion project
Federal tax incentives in stimulus package could make proposal to increase clean, renewable energy generation economically feasible

ALLENTOWN, Pa. (April 9, 2009) -- PPL announced Thursday (4/9) that it will file a new application with the Federal Energy Regulatory Commission for a project that would add 125 megawatts of clean, renewable electric generating capacity at the Holtwood hydroelectric plant on the Susquehanna River in Lancaster County, Pa.
“PPL has reconsidered this project in view of the tax incentives and potential loan guarantees for renewable energy projects that are in the federal economic stimulus package,” said William H. Spence, executive vice president and chief operating officer of PPL Corporation. “These stimulus package benefits could make the project feasible again by more than offsetting the factors that caused us to withdraw our original application in December, and the further decline in future energy prices since that time.”
Citing economic conditions, tightening credit markets and projections of future energy prices, PPL in December withdrew an initial application to expand Holtwood.
The estimated $440 million project would add enough new renewable energy generation to power 100,000 homes and improve fish lifts that enable migratory fish to reach spawning areas upstream of the Holtwood Dam along the Susquehanna River and its tributaries. It could create nearly 500 construction jobs.
“We’re looking forward to resuming work with the many government agencies, private organizations and individuals who have supported this project,” Spence said. “While there are some significant regulatory and other hurdles to clear, we may be able to put this new, renewable electric generating capacity in service by the spring of 2013.”
Subject to approval by FERC and other government agencies, availability of the necessary stimulus package incentives and negotiation of the related contracts, construction could start in February 2010.
Holtwood has been generating electricity since 1910. Currently, it generates 108 megawatts using the power of the water held back by a 55-foot-high dam. The dam creates Lake Aldred, an 8-mile reservoir that provides opportunities for boating, fishing and other public recreation. PPL operates two campgrounds, 39 miles of hiking trails, several picnic areas, and other facilities including the well-known Shenk’s Ferry Wildflower Preserve and Lock 12 Historic Area.
PPL Corporation (NYSE: PPL), headquartered in Allentown, Pa., controls or owns more than 12,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to about 4 million customers in Pennsylvania and the United Kingdom. More information is available at www.pplweb.com.

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Statements contained in this news release, including statements with respect to future development projects, capital expenditures and generating capacity, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; the profitability and liquidity of PPL Corporation and its subsidiaries; operating performance of plants and other facilities; environmental conditions and requirements and the related costs of compliance; system conditions and operating costs; development of new projects; receipt of necessary government permits and approvals; capital market conditions and decisions regarding capital structure; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states or regions where PPL Corporation or its subsidiaries conduct business; new state or federal legislation, including tax legislation; the availability of federal or other tax incentives; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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